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Exhibit 99 - n

                        Flag Investor Series Funds, Inc.
               (formerly Flag Investors International Fund, Inc.)
                         Rule 18f-3 Multiple Class Plan
                                       for
            Flag Investors International Equity Fund Class A Shares,
            Flag Investors International Equity Fund Class B Shares,
            Flag Investors International Equity Fund Class C Shares,
         Flag Investors International Equity Fund Institutional Shares,
             Flag Investors Growth Opportunity Fund Class A Shares,
             Flag Investors Growth Opportunity Fund Class B Shares, Flag Investors Growth Opportunity Fund Class C Shares

                            Adopted December 13, 1995
           As revised to reflect the addition of Flag Investors Growth
             Opportunity Fund Class A Shares, Flag Investors Growth
            Opportunity Fund Class B Shares and Flag Investors Growth
                         Opportunity Fund Class C Shares
                       (Amended through December 29, 2000)

         I. Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Series Funds, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for two classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors International Equity Fund Class A Shares, Flag Investors International Equity Fund Class B Shares, Flag Investors International Equity Fund Class C Shares, Flag Investors International Equity Fund Institutional Shares, Flag Investors Growth Opportunity Fund Class A Shares, Flag Investors Growth Opportunity Fund Class B Shares, and Flag Investors Growth Opportunity Fund Class C Shares) and future series or classes of Fund shares. The Flag Investors International Fund Class A Shares have been offered since the Fund's inception on November 18, 1986. The Flag Investors International Fund Class B Shares and the Flag Investors International Fund Class C Shares have been offered since February 29, 2000. The Flag Investors International Equity Fund Institutional Shares have been offered since July 31, 2000. The Flag Investors Growth Opportunity Fund Class A Shares, the

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Flag Investors Growth Opportunity Fund Class B Shares and the Flag Investors
Growth Opportunity Fund Class C Shares will be offered commencing December 29, 2000.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

         II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date (as set forth in Exhibit A hereto), and related materials of the Board.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that:

         (i) each class shall have a different class designation (e.g., Class A, Class B, etc.);

         (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class;

         (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1
                  Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class;

         (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue

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                  Service, the expenses of the Fund's operation that are
                  directly attributable to such class ("Class Expenses")(1); and

         (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

         III. Expense Allocations

         Expenses of each class created after the date hereof must be allocated as follows:

         (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;

         (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

         The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.




--------------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares,
    (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expensee incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares, (viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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                            Date Approved: March 1993

                   Resolutions Renaming Flag Investors Shares

         WHEREAS, the Board of Directors of Flag Investors International Trust, Inc. has previously designated one class of the Fund's shares: "Flag Investors International Trust Shares";

         NOW THEREFORE BE IT RESOLVED, that such Shares be, and they hereby are, further designated and classified as the Fund's Class A Shares.
























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                            Date Approved: March 1993

      Resolutions Approving Flag Investors Distribution Agreement and Plan

         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's shares be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution (the "Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement be, and the same hereby is, approved.


















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                            Date Approved: March 1993

         Approval of Classification and Designation of Shares and Authorization to File Articles Supplementary to the Articles of Incorporation

         WHEREAS, in accordance with the authority granted to the Board of Directors of Flag Investors International Fund, Inc. pursuant to Article VI,
Section 4 of its Articles of Incorporation, said Board has previously designated two classes of shares of common stock, par value $.001 per share (each class differing from the other principally with respect to the allocation of certain expenses): Flag Investors International Fund Class A Shares (the AFlag Investors Class A Shares@); and Flag Investors International Fund Class B Shares (the AFlag Investors Class B Shares@).

         NOW THEREFORE BE IT RESOLVED, that Flag Investors International Fund, Inc. previously unclassified ten million (10,000,000) shares of common stock, par value $.001 per share be, and hereby are, classified and designated as follows:

Flag Investors Class A Shares               8,000,000 shares

Unclassified                                2,000,000 shares

and when, in accordance with the previous resolutions of this Board of Directors, the proper officers determine to offer Flag Investors Class B Shares, Flag Investors International Funds shares of common stock, par value $.001 per share, shall be designated as follows:

Flag Investors Class A Shares               8,000,000 shares

Flag Investors Class B Shares               1,000,000 shares

Unclassified                                1,000,000 shares

         FURTHER RESOLVED, that the proper officers of Flag Investors International Fund, Inc. be, and each of them hereby is, authorized and directed to file article supplementary to the Fund's Articles of Incorporation to designate and classify shares in accordance with the foregoing resolutions;

         FURTHER RESOLVED, that the proper officers of Flag Investors International Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of the Fund, to take any other action that the officer so acting may deem necessary or appropriate in connection with the designation and classification of the foregoing shares, the taking of any such action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


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                          Date Approved: September 1994

           Resolutions of Board Creating Flag Investors Class B Shares

         FURTHER RESOLVED, that an additional class of shares of each of Flag Investors International Fund, Inc. (the "Fund") be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:

         TOTAL # OF SHARES        CLASS A          CLASS B          UNCLASSIFIED
         -----------------        -------          -------          ------------
         10,000,000               8,000,000        1,000,000        1,000,000

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file articles supplementary to the Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between the Fund and Alex. Brown & Sons Incorporated for the Class B Shares be, and the same hereby is, approved;

         FURTHER RESOLVED, that at such time as the Fund offers the Class B Shares, the Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.




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                          Date Approved: August 4, 1997

         Resolutions of Board Approving New Distribution Agreement with ICC Distributors, Inc.

         RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.






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                          Date Approved: August 4, 1997

          Resolutions of Board Approving New Plans of Distribution for
            Flag Investors Class A and Flag Investors Class B Shares

         RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Flag Investors International Fund, Inc. be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.

         FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans; and

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved; and

         FURTHER RESOLVED, that at such time as the Fund offers the Flag Investors Class B Shares, the amended Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class.




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                          Date Approved: March 27, 1998

             Approval of Restated Distribution Agreement and Form of
              Sub-Distribution and Shareholder Servicing Agreement

         RESOLVED, that the proposed Restated Distribution Agreement between Flag Investors International Fund, Inc. and ICC Distributors, Inc. for each class of the Fund's shares, be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary and appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.

         RESOLVED, that the proposed form of Sub-Distribution Agreement for the Flag Investors Family of Funds be, and hereby is, approved in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proposed form of Shareholder Servicing Agreement for the Flag Investors Family of Funds be, and the same hereby is, approved in substantially the form submitted to this meeting.

         FURTHER RESOLVED, that the proper officers of Flag Investors International Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of their respective fund, to take all necessary or appropriate actions to effect the purposes of the foregoing resolutions.













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                        Date Approved: September 28, 1998


                     Establishment of Flag Investors Class C

              Shares, Authorization to Increase Authorized Amounts,

            Designate New Shares, File Articles Supplementary to the

          Fund's Articles of Incorporation and Take Other Necessary or

                               Appropriate Action

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors International Fund, Inc. is authorized to issue be, and hereby is, increased from ten million (10,000,000) shares, having the aggregate par value of ten thousand dollars ($10,000), to twenty-five million (25,000,000) shares, having the aggregate par value of twenty-five thousand dollars ($25,000), and that from such amount, fifteen million (15,000,000) authorized and unissued shares be, and they hereby are, designated and classified as the Flag Investors International Fund Class C Shares (the Flag Investors Class C Shares);

         FURTHER RESOLVED, that the proper officers of Flag Investors International Fund, Inc. be, and each of them hereby is, authorized and directed to execute and file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the Flag Investors Class C Shares;

         FURTHER RESOLVED, that the proper officers of Flag Investors International Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of the Fund to file with the Securities and Exchange Commission a supplement to the Fund's prospectus and to take all other actions and make all other filings that the officer so acting may deem necessary and appropriate in connection with the establishment of the Flag Investors Class C Shares, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof by the Fund; and

         FURTHER RESOLVED, that any and all action heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of Flag Investors International Fund, Inc.



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                        Date Approved: September 28, 1998


                   Adoption of Fund Distribution Agreement and

             Approval of Flag Investors Class C Plan of Distribution


         RESOLVED, that ICC Distributors, Inc. be, and hereby is, appointed distributor for the Flag Investors Class C Shares of Flag Investors International Fund, Inc.;

         FURTHER RESOLVED, that the Flag Investors International Fund, Inc. Distribution Agreement dated as of August 31, 1997, presented to this meeting, be, and hereby is, approved and adopted as the Distribution Agreement for the Flag Investors Class C Shares of said Fund;

         FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class C Shares of said Fund providing for the annual 12b-1 payments equal to 0.75% of the average daily net assets of the Flag Investors Class C Shares, a copy of which is attached hereto as Exhibit A, is determined to be reasonably likely to benefit the Fund and its shareholders, and that based on the information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that in addition to the amounts authorized under the Plan, the Fund is authorized to pay a shareholder servicing fee equal to 0.25% of the average daily net assets of the Flag Investors Class C Shares.

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                        Date Approved: September 28, 1999

                        Approval of New Classes of Shares

         WHEREAS, the Board of Directors ("Directors") of the Flag Investors International Fund, Inc. (the "Fund") previously passed all resolution to authorize and establish Class B and C shares for the Fund at meetings held in September 1994 and September 1998.

         RESOLVED, That the Officers of the Fund are hereby authorized and directed to prepare and file with the appropriate regulatory bodies the appropriate amendments to the registration statements of the Flag Investors International Fund, Inc., with respect to the new B and C share classes, on Form N-1A.

         RESOLVED: That the Fund's Multiple Class Expense Allocation Plan adopted pursuant to Rule 18f-3 of the 1940 Act, substantially in the form presented at this meeting is hereby amended and approved; and

         FURTHER RESOLVED: That it is hereby determined that the Multiple Class Expense Allocation Plan is in the best interests of the Fund and its respective classes.

         RESOLVED, That the Amended Master Services Agreement between the Fund and Investment Company Capital Corporation ("ICCC"), substantially in the form presented at this meeting, is hereby approved with respect to class B and C shares of the Fund; and that the terms of such Agreement with respect to these classes is hereby approved.

         FURTHER RESOLVED, That the designation of ICCC as administrator, fund accountant, service agent and transfer agent of the Fund and its various share classes is based upon the following specific findings:

                  That the proposed amendments to the Master Services Agreement is in the best interests of the Fund and the various classes of the Fund and its shareholders;

                  That the services to be performed by ICCC pursuant to the Master Services Agreement are services required for the operation of the Fund and the various share classes of the Fund;

                  That ICCC can provide services of the nature and quality that are at least equal to those provided by others offering the same or similar services; and

                  That the fees for such services, for the Class B shares of the Fund and the Class C shares of the Fund, are fair and reasonable in light of the usual and customary charges assessed by others for services of the same nature and quality.

         RESOLVED, That the form, terms and conditions of the amended Custodian Agreement, between the Fund with respect to the various share classes of the Fund and Bankers Trust Company as presented at this meeting, are hereby approved and adopted; that the President, the Treasurer or the Secretary of the Trust, or any of them acting individually, is each hereby authorized to execute and deliver such amendments, on

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behalf of the Fund, and that a copy of such amendments, as executed, is to be filed with the permanent records of the Fund.

         RESOLVED, That the form, terms and conditions of the amended Distributor's Contract, between the Fund with respect to the various share classes of the Fund and ICC Distributors, Inc., as presented at this meeting, are hereby approved and adopted; that the President, the Treasurer or the Secretary of the Trust, or any of them acting individually, is each hereby authorized to execute and deliver such amendments, on behalf of the Fund, and that a copy of such amendment, as executed, is to be filed with the permanent records of the Fund.

         RESOLVED, That the Directors hereby approve coverage for each Class of the Fund under the Errors and Omissions/Directors and Officers Insurance Policy and under the joint Fidelity Bond that are currently in place for each Investment Company.

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                        Date Approved: December 15, 1999

                             Approval of Name Change

         WHEREAS, the Board of Directors, at the September 1999 meeting, approved the change in the name of Flag Investors International Fund, Inc. (the "Company") to Flag Investors International Equity Fund, Inc.;

         WHEREAS, ICCC recommends adding an additional series to Flag Investors International Fund, Inc.;

         NOW THEREFORE BE IT RESOLVED, that pursuant to the authority contained in the Company's Articles of Incorporation, that the Company's name be changed to Flag Investors Series Funds, Inc.;

         FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to designate the Company's existing series as Flag Investors International Equity Fund;

         FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to reclassify and redesignate the Company's existing classes as Flag Investors International Equity Fund Class A Shares, Flag Investors International Equity Fund Class B Shares and Flag Investors International Equity Fund Class C Shares;

         FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to prepare, execute and file Articles of Amendment to the Fund's Articles of Incorporation to effect the Fund's name change to Flag Investors Series Funds, Inc., and to do any and all things necessary to effect the purposes of these resolutions.

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                          Date Approved: March 22, 2000

                         Approval of New Class of Shares

         RESOLVED, that the Board of Directors ("Directors") of the Flag Investors Series Funds, Inc. (the "Fund"), on behalf of its International Equity Fund series (the "Series"), authorizes the establishment of an Institutional Class of shares for the Series.

         RESOLVED, that the officers of the Fund are hereby authorized and directed to prepare and file with the appropriate regulatory bodies the appropriate amendments to the registration statements of the Fund, with respect to the new Institutional Class of shares for the Series, on Form N-1A and to take all other actions and make all other filings that the officer so acting may deem necessary or appropriate in connection with the commencement of the offering of the Institutional Class of shares for the Series, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof by the Fund.

         RESOLVED, that the Fund's Multiple Class Expense Allocation Plan adopted pursuant to Rule 18f-3 of the 1940 Act, substantially in the form of the Plan contained in the Current Agreements Binder, is hereby amended and approved; and

         FURTHER RESOLVED, that it is hereby determined that the Multiple Class Expense Allocation Plan is in the best interests of the Fund and its respective classes.

         RESOLVED, that the Amended Master Services Agreement between the Fund and Investment Company Capital Corporation ("ICCC"), substantially in the form presented at this meeting, is hereby approved with respect to Institutional Class of the Series; and that the terms of such Agreement with respect to this class is hereby approved.

         FURTHER RESOLVED, that the designation of ICCC as administrator, fund accountant, service agent and transfer agent of the Fund and its various share classes is based upon the following specific findings:

                  That the proposed amendments to the Master Services Agreement are in the best interests of the Fund and the various classes of the Fund and its shareholders;

                  That the services to be performed by ICCC pursuant to the Master Services Agreement are services required for the operation of the Fund and the various share classes of the Fund;

                  That ICCC can provide services of the nature and quality that are at least equal to those provided by others offering the same or similar services; and

                  That the fees for such services for the Institutional Class of the Series are fair and reasonable in light of the usual and customary charges assessed by others for services of the same nature and quality.

         RESOLVED, that the form, terms and conditions of the amended Custodian Agreement, between the Fund with respect to the various share classes of the Fund and Bankers Trust Company as presented at this meeting, are hereby approved and adopted;

that the President, the Treasurer or the Secretary of the Fund, or any of them acting individually, is each hereby authorized to execute and deliver such amendments, on behalf of the Fund, and that a copy of such amendments, as executed, is to be filed with the permanent records of the Fund.

         RESOLVED, that the form, terms and conditions of the new Distribution Agreement, between the Fund with respect to the various share classes of the Fund and ICC Distributors, Inc., as presented at this meeting, are hereby approved and adopted; that the President, the Treasurer or the Secretary of the Fund, or any of them acting individually, is each hereby authorized to execute and deliver such amendments, on behalf of the Fund, and that a copy of such amendment, as executed, is to be filed with the permanent records of the Fund.

         RESOLVED, that the Directors hereby approve coverage for each Class of the Fund under the Errors and Omissions/Directors and Officers Insurance Policy and under the joint Fidelity Bond that are currently in place for each Investment Company.

                          Date Approved: March 22, 2000

                     Approval for New Distribution Agreement

         RESOLVED, that, contingent upon the Federal Reserve Bank's approval of Deutsche Bank AG's application to become a financial holding company, each proposed Distribution Agreement, with substantially the same terms as the current Distribution Agreements, between ICC Distributors, Inc. and Flag Investors Series Funds, Inc. relating to each class of each Fund's shares is approved by a majority of the board members and by a majority of the independent directors for an initial term of two years and continuance for each year thereafter upon annual approval:

         FURTHER RESOLVED, that the appropriate officers of each Fund are authorized and directed to enter into and execute the proposed Distribution Agreements and Exclusive Placement Agent Agreement with such modifications as the officers executing such agreements shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statutory regulation or regulatory body.

                        Date Approved: September 26, 2000

                     Approval of Establishment of New Series

         RESOLVED, that the Board of Directors, at the September 25-26, 2000 meeting, approved the establishment of the Flag Investors Series Funds, Inc. -Flag Investors Growth Opportunity Fund.

                        Date Approved: September 26, 2000

             Authorization to Increase Authorized Amounts, Designate
              New Shares, File Articles Supplementary to the Fund's Articles of Incorporation and Take Other Necessary or
                               Appropriate Action

         RESOLVED, that the Board of Directors, at the September 25-26, 2000 meeting, approved the establishment of the Flag Investors Series Funds, Inc. -Flag Investors Growth Opportunity Fund.


         RESOLVED, that the proper officers of the Flag Investors Series Funds, Inc. (the "Company") be, and they hereby are, authorized and directed to prepare, execute and file Articles of Amendment to the Fund's Articles of Incorporation to effect the establishment of Flag Investors Series Funds, Inc. - Flag Investors Growth Opportunity Fund, and to do any and all things necessary to effect the purposes of these resolutions.

         RESOLVED, that the Board of Directors of the Company designated an additional Series of shares of Common Stock, par value $.001 per share, to be known as Flag Investors Growth Opportunity Fund;

         RESOLVED, that the Board of Directors of the Company have authorized an increase of 10 million shares for Flag Investors Series Funds, Inc. to be designated to Flag Investors Growth Opportunity Fund;

         FURTHER RESOLVED, that the shares designated to Flag Investors Growth Opportunity Fund shall be classified into three Classes of shares;

         FURTHER RESOLVED, that following the increase authorized by the above resolution, the names of such Series and Classes and the number of shares of common stock initially classified and allocated to the Series and Classes are as follows:

                                                                       Number of Shares of
Name of Series                                                       Common Stock Initially
     Name of Class                                                  Classified and Allocated
     -------------                                                  ------------------------
Flag Investors Growth Opportunity Fund                                      10 million
     Flag Investors Growth Opportunity Fund Class A Shares                   6 million
     Flag Investors Growth Opportunity Fund Class B Shares                   3 million
     Flag Investors Growth Opportunity Fund Class C Shares                   1 million

         FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to execute and file Articles Supplementary to the related Company's Articles of Incorporation to effectuate the increase in and designation of authorized shares;

         FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be and they hereby are, ratified and confirmed as the authorized act and deed of the related Company.

                        Date Approved: December 19, 2000

           Approval of Distribution Agreement, Plans of Distribution,
 Form of Sub-Distribution Agreement and Form of Shareholder Servicing Agreement
             (Series Funds - Flag Investors Growth Opportunity Fund)

         RESOLVED, that the Distribution Agreement dated as of August 31, 1997 between Series Funds (the "Fund") and ICC Distributors ("ICCD") for distribution of the shares of the Fund or Series thereof (the "Shares") be, and the same hereby is, deemed to encompass the Flag Investors Growth Opportunity Fund;

         FURTHER RESOLVED, that Appendix A to the Distribution Agreement be amended to include Class A, B and C Shares of Flag Investors Growth Opportunity Fund with the fees set forth on the attached Amended Appendix A;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the Class A Shares of the Flag Investors Growth Opportunity Fund (the "Plan") is determined to be reasonably likely to benefit the Growth Opportunity Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the Plan are comparable to expenditures for other similar funds;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the Class B Shares of the Flag Investors Growth Opportunity Fund (the "Plan") is determined to be reasonably likely to benefit the Growth Opportunity Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the Plan are comparable to expenditures for other similar funds;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the Class C Shares of the Flag Investors Growth Opportunity Fund (the "Plan") is determined to be reasonably likely to benefit the Growth Opportunity Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the Plan are comparable to expenditures for other similar funds;

         FURTHER RESOLVED, that the Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the form of Sub-Distribution Agreement be, and the same hereby is, deemed to encompass the Flag Investors Growth Opportunity Fund; and

         FURTHER RESOLVED, that the form of Shareholder Servicing Agreement of the Fund be, and the same hereby is, deemed to encompass the Flag Investors Growth Opportunity Fund.

                        FLAG INVESTORS SERIES FUNDS, INC.
               (formerly Flag Investors International Fund, Inc.)
                             DISTRIBUTION AGREEMENT



                                   Appendix A
                              as of August 31, 1997
                         amended as of December 29, 2000


----------------------------------------------- ------------------------ --------------------- -----------------
Series                                          Class                        Distribution          Service
                                                                                 Fee                 Fee
----------------------------------------------- ------------------------ --------------------- -----------------
Flag Investors International Equity Fund        Class A                         0.25%               ------
----------------------------------------------- ------------------------ --------------------- -----------------
                                                Class B                         0.75%                0.25%
----------------------------------------------- ------------------------ --------------------- -----------------
                                                Class C                         0.75%                0.25%
----------------------------------------------- ------------------------ --------------------- -----------------
                                                Institutional Class             ------              ------
----------------------------------------------- ------------------------ --------------------- -----------------
Flag Investors Growth Opportunity Fund          Class A                         0.25%               ------
----------------------------------------------- ------------------------ --------------------- -----------------
                                                Class B                         0.75%                0.25%
----------------------------------------------- ------------------------ --------------------- -----------------
                                                Class C                         0.75%                0.25%
----------------------------------------------- ------------------------ --------------------- -----------------

----------------------------------------------- ------------------------ --------------------- -----------------

                        Date Approved: December 19, 2000


                   Approval of Rule 18f-3 Multiple Class Plan

          (Series Funds - Flag Investors Growth Opportunity Fund only)

         RESOLVED, that the Directors, including a majority of the Directors who are not "interested persons" of Series Funds (the "Company") have determined that the creation of multiple classes of shares is in the best interests of Flag Investors Growth Opportunity Fund (the "Series");

         FURTHER RESOLVED, that the Series may offer three classes of shares:

         (i) Flag Investors Growth Opportunity Fund Class A Shares (the "Class A Shares"), which are offered in connection with the Series' Distribution Plan for such shares, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 authorizing distribution fees in the aggregate of .25% of the average daily net assets attributable to the Class A Shares;

         (ii) Flag Investors Growth Opportunity Fund Class B Shares (the "Class B Shares"), which are offered in connection with the Series' Distribution Plan for such shares, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 authorizing distribution fees in the aggregate of .75% of the average daily net assets attributable to the Class B Shares; and

         (iii) Flag Investors Growth Opportunity Fund Class C Shares (the "Class C Shares"), which are offered in connection with the Series' Distribution Plan for such shares, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 authorizing distribution fees in the aggregate of .75% of the average daily net assets attributable to the Class C Shares;

         FURTHER RESOLVED, that the Company's Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the Series and each of its classes;

         FURTHER RESOLVED, that the Company's Rule 18f-3 Plan be amended to include the Series;

         FURTHER RESOLVED, that the proposed Amended Rule 18f-3 Plan be, and hereby is, approved, in substantially the form presented to this meeting; and

         FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the proposed Amended Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.

         Flag Investors International Fund, Inc.

18f-3 Plan Exhibits

         1. Registrant's Articles of Incorporation and Articles Supplementary filed as Exhibits (1)(a) and (1)(b), respectively, to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000106) on February 28, 1996 are herein incorporated by reference.

         2. Registrant's Articles Supplementary to its Articles of Incorporation filed as Exhibit (1)(c) to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000106) on February 28, 1996 is herein incorporated by reference.

         3. Registrant's Articles Supplementary to its Articles of Incorporation filed as Exhibits (a)(4) and (a)(5) and Registrant's Articles of Amendment to its Articles of Incorporation filed as Exhibit (a)(6) to Post-Effective Amendment No. 24 to Registrant's Registration Statement on Form N-1A (registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-00-000391) on February 29, 2000 are herein incorporated by reference.

         4. Registrant's Articles Supplementary to its Articles of Incorporation to create the Institutional Class filed as Exhibit (a)(7) to this Post-Effective Amendment No. 25 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.

         5. Registrant's Articles Supplementary to its Articles of Incorporation to create the Flag Investors Growth Opportunity Fund filed as Exhibit (a)(8) to this Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) and is herein incorporated by reference.]

         6. Registrant's By-Laws are filed as Exhibit (2) to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000357) on February 25, 1997 and are herein incorporated by reference.

         7. Registrant's By-Laws are filed as Exhibit (b)(2) to Post-Effective Amendment No. 24 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-00-000391) on February 29, 2000 and are herein incorporated by reference.

         8. Registrant's Distribution Agreement dated as of August 31, 1997 with ICC Distributors Inc. filed as Exhibit (6)(a) to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

         9. Registrant's Amendment to the Distribution Agreement filed as Exhibit (e)(1) to Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N- 1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR and is herein incorporated by reference.

         10. Registrant's Distribution Plan with respect to Flag Investors International Fund Class A Shares filed as Exhibit (15)(a) to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-96-000106) and is herein incorporated by reference.

         11. Registrant's Amended Distribution Plan with respect to Flag Investors International Fund Class A Shares filed as Exhibit (15)(b) to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

         12. Registrant's Distribution Plan with respect to Flag Investors Growth Opportunity Fund Class A Shares filed as Exhibit (m)(1) to Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR and is herein incorporated by reference.


         13. Registrant's Distribution Plan with respect to Flag Investors International Equity Fund Class B Shares filed as Exhibit (m)(3) to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-00-000391) and is herein incorporated by reference.]

         14. Registrant's Distribution Plan with respect to Flag Investors Growth Opportunity Fund Class B Shares filed as Exhibit (m)(2) to Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR and is herein incorporated by reference.]

         15. Registrant's Distribution Plan with respect to Flag Investors International Equity Fund Class C Shares filed as Exhibit (m)(4) to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR

(Accession No. 0000950116-00-000391) and is herein incorporated by reference.]

         16. Registrant's Distribution Plan with respect to Flag Investors Growth Opportunity Fund Class C Shares filed as Exhibit (m)(3) to Post-Effective Amendment No. 28 to the Registrant's Registration Statement on Form N-1A (Registration No. 33-8479), filed with the Securities and Exchange Commission via EDGAR and is herein incorporated by reference.

         17. Registrant's Form of Sub-Distribution Agreement between ICC Distributors Inc. and Participating Dealers is filed as Exhibit (6)(c) to Post-Effective Amendment No. 18 to Registrant's Registration Statement on Form N-1A (Registration No. 33-8479) filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000474) and is herein incorporated by reference.

         18. Registrant's Prospectus relating to its Flag Investors International Equity Fund Class A, B, and C Shares, filed as part of this Registration Statement on Form N-1A (Registration No. 33-8479) and, as amended from time to time, is herein incorporated by reference.

         19. Registrant's Prospectus relating to its Flag Investors International Equity Fund Institutional Shares, filed as part of this Registration Statement on Form N-1A (Registration No. 33-8479) and, as amended from time to time, is herein incorporated by reference.

         20. Registrant's Prospectus relating to its Flag Investors Growth Opportunity Fund Class A, B, and C Shares, filed as part of this Registration Statement on Form N-1A (Registration No. 33-8479) and, as amended from time to time, is herein incorporated by reference.